April 15, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549-7561

Dear Sirs/Madams:

We have read Item 14 of the Helius Medical Technologies, Inc. Form 10 filed April 15, 2015, and we agree with the statements made therein concerning the change in accountants.

Sincerely,

“DAVIDSON & COMPANY LLP”

DAVIDSON & COMPANY LLP